UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2016

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 13, 2016, Valley National Bancorp (the “Company”) issued and sold 9,240,000 shares of its common stock, no par value per share, which included 840,000 shares sold upon the exercise of the option to purchase additional shares granted to the underwriter and exercised on December 9, 2016 (the “Common Shares”) in a registered public offering. The Common Shares were issued and sold pursuant to an underwriting agreement, dated December 8, 2016 (the “Underwriting Agreement”), between the Company and Keefe, Bruyette & Woods, Inc. (the “Underwriter”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. The Company also agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Company estimates that the net proceeds of the offering, including the shares sold upon the underwriter’s exercise of the option to purchase additional shares and after deducting estimated offering expenses, will be approximately $106.4 million. The Company intends to use the net proceeds from this offering for general corporate purposes, including to supplement the continued growth in the loan portfolio of Valley National Bank, the Company’s commercial bank subsidiary.

The Common Shares were registered under the Securities Act pursuant to a Registration Statement on Form S-3ASR (Registration No. 333-202916), filed on March 20, 2015 (the “Registration Statement”). The issuance and sale of the Common Shares are described in the Company’s Prospectus dated March 20, 2015, constituting a part of the Registration Statement, as supplemented by a Prospectus Supplement dated December 8, 2016.

Item 8.01	Other Events

On December 9, 2016, the Company issued a press release on the subject of the pricing of the public offering of the Common Shares. A copy of such press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Exhibits

1.1	Underwriting Agreement, dated December 8, 2016, by and between the Company and Keefe, Bruyette & Woods, Inc.

5.1	Opinion of Day Pitney LLP regarding the legality of the Common Shares

23.1	Consent of Day Pitney LLP (included in Exhibit 5.1 filed herewith)

99.1	Press release on the subject of the pricing of the public offering of the Company’s Common Shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2016	VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Title

1.1	Underwriting Agreement, dated December 8, 2016, by and between the Company and Keefe, Bruyette & Woods, Inc.

5.1	Opinion of Day Pitney LLP regarding the legality of the Common Shares

23.1	Consent of Day Pitney LLP (included in Exhibit 5.1 filed herewith)

99.1	Press release on the subject of the pricing of the public offering of the Company’s Common Shares